Exhibit 23(i)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Nationwide Life Insurance Company:

We consent to the use of our report with respect to Nationwide Life Insurance Company and subsidiaries (the Company) dated February 28, 2014, included herein, and to the reference to our firm under the heading “Experts” in the Registration Statement (File No. 333-133163) on Form S-1.

/s/ KPMG LLP

Columbus, Ohio

November 18, 2014